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                                                                EXHIBIT 10-B

                                                                CONFIDENTIAL

                                                                   ANNEX B

                                 DIGICON INC.




                              December 21, 1995




Stephen J. Ludlow
Digicon, Inc.
3701 Kirby Drive
Houston, Texas 77098

Dear Steve:

        Digicon Inc. (the "Company") hereby agrees that in the event that the Company terminates your employment with the Company for any reason other than "cause" (as that term is defined in Exhibit A attached), the Company will continue for the period of one year following such termination to pay you your base salary (as of the date of termination), plus a bonus equal to that earned for the most recent fiscal year, each in the manner in which the Company's payroll is customarily handled. The Company's agreement set forth herein will terminate on December 31, 2000. All services to be performed by you as an employee (other than for temporary trips in connection with the Company's business) shall be performed at the Company's main office in Houston.

        This letter is executed in consideration of and is intended to encourage your continued employment with the Company.

                                        DIGICON INC.



                                        By:  /s/ Jack C. Threet
                                           ----------------------------------
                                             Jack C. Threet,
                                             Chairman, Compensation Committee
                                             of the Board of Directors

ACCEPTED AND AGREED TO:


By:  /s/ Stephen J. Ludlow
   ------------------------------
     Stephen J. Ludlow

Date:  01/31/96
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                                  EXHIBIT A


        As used in the letter dated December 21, 1995 to Steven J. Ludlow ("Employee") the word "cause" means:

        (a) the conviction of Employee by a court of competent jurisdiction, from which conviction no further appeal can be taken, of any felony, or of an other crime involving moral turpitude committed during the period of employment; or

        (b) the commission by Employee of an act of "fraud" upon, or materially evidencing bad faith toward, the Company with the term "fraud" defined for this purpose to encompass only the commission of any act defined by a relevant statute of the United States or a state thereof to constitute fraud and the commission of which by Employee is accompanied by scienter, or

        (c)     the willful, continued or unreasonable failure by Employee to
(i) perform the lawful duties assigned to him, or (ii) abide by the material policies of the Company or (iii) perform up to the standards of performance expected of the position occupied by Employee; or

        (d) the knowing engagement in any direct conflict of interest with the Company by Employee.